UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2020
Ciner Resources LP
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36062	46-2613366
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

Five Concourse Parkway
Suite 2500
Atlanta, Georgia	30328
(Address of principal executive office)	(Zip Code)

(770) 375-2300
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partnership interests	CINR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Amendments to Credit Facilities

As previously disclosed, Ciner Wyoming LLC, a Delaware limited liability company (the “Company”), began installation in 2019 of a new natural gas-fired turbine and associated steam generation equipment that is expected to enable the Company to economically self-generate approximately 1/3 of its electricity consumption. This project is now in the final stage of installation and is expected to be operational by the end of the first quarter of 2020. In order to enable greater flexibility for debt financing to be incurred by the Company in connection with the aforementioned project, each of the Company and Ciner Resources LP, a Delaware limited partnership (the “Partnership”), have entered into amendments to their respective credit facilities as discussed below.

On February 28, 2020, the Company entered into a First Amendment to Credit Agreement (the “Company Credit Agreement Amendment”) with PNC Bank, National Association (“PNC”), as administrative agent, swing line lender and a Letter of Credit (“L/C”) issuer, and each of the other lenders listed on the signature pages thereof (collectively, the “Company Lenders”), in which the Company Credit Agreement Amendment amends the Credit Agreement, dated as of August 1, 2017 (the “Company Credit Agreement”), by and among the Company, PNC and the Company Lenders.

In addition, on February 28, 2020, the Partnership entered into a First Amendment to Credit Agreement (the “Partnership Credit Agreement Amendment,” and together with the Company Credit Agreement Amendment, the “First Amendments”) with PNC, as administrative agent, swing line lender and L/C issuer, and each of the lenders listed on the signature pages thereof (the “Partnership Lenders”), in which the Partnership Credit Agreement Amendment amends the Credit Agreement, dated as of August 1, 2017 (the “Partnership Credit Agreement”), by and among the Partnership, PNC and the Partnership Lenders.

Among other things, the First Amendments:

•	increase the basket for purchase money indebtedness permitted under each of the Company Credit Agreement and Partnership Credit Agreement from $5.0 million to $30.0 million;

•
add procedures under each of the Company Credit Agreement and Partnership Credit Agreement for transition to a benchmark other than the Eurodollar Rate to determine the applicable interest rate (including reference to the secured overnight financing rate, or SOFR, published by the Federal Reserve Bank of New York), with provisions applying to that alternate benchmark; and

•	add customary new provisions to each of the Company Credit Agreement and Partnership Credit Agreement relating to qualified financial contracts, sanctions and anti-money laundering rules and laws.

The disclosure of the First Amendments set forth in this Item 1.01 do not purport to be complete descriptions of the First Amendments and are subject to and qualified in its entirety by reference to the full text of the Company Credit Agreement Amendment and the Partnership Credit Agreement Amendment, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference in this Item 1.01.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth above under Item 1.01 are incorporated herein by reference in this Item 2.03.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Katekovich as Vice President, Commercial and Corporate Strategy

On February 28, 2020, the Board of Directors (the “Board”) of Ciner Resource Partners LLC (the “General Partner”), the general partner of the Partnership, appointed Raymond Katekovich (age 46) as the Vice President, Commercial and Corporate Strategy of the General Partner, to be effective upon such appointment, and to serve until his successor has been duly elected and qualified or until his death, resignation or removal. In this role, Mr. Katekovich will assume responsibility for certain sales and marketing activities as well as corporate strategy for the Partnership.

Most recently, Mr. Katekovich served as Výce President, Commercial at Ciner Resources Corporation (“Ciner Corp”), where he managed certain sales and marketing activities. From June 2017 to February 2019, Mr. Katekovich served as Director, Commercial at Ciner Corp. Prior to joining Ciner Corp, from January 2011 to May 2017, Mr. Katekovich served as the Business Director for Caustic Soda and PVC at PPG Industries, Inc, Axiall Corporation and Westlake Chemical Corporation, where he was responsible for financial management and had direct responsiblities associated with the commercial aspects of the respective businesses. Before his role as Business Director, Mr. Katekovich spent over 15 years in various operations, sales and management positions in these same commodity chemical businesses. Mr. Katekovich holds a Bachelor’s Degree in Chemical Engineering from West Virginia University and a Masters in Business Administration from the Joseph M. Katz Graduate School of Business at the University of Pittsburgh.

Mr. Katekovich will be employed and compensated by Ciner Corp, subject to reimbursement by the Partnership. The portion of Mr. Katekovich’s compensation that will be payable by the Partnership includes the amount of compensation allocated to the Partnership by Ciner Corp (and reimbursed to Ciner Corp by the Partnership), with such allocation determined by the amount of time he actually spends working for the Partnership relative to the amount of time he spends working for Ciner Corp and its other affiliates. The anticipated portion of Mr. Katekovich’s compensation that will be allocated to the Partnership includes: (i) an annual base salary of $351,125; and (ii) a target cash bonus equal to 30% of the base salary allocated to the Partnership. In 2019, Mr. Katekovich’s compensation allocated to the Partnership included $244,486 in base salary, $17,096 in bonus, $179,141 in unit awards, $85,214 as other non-equity compensation, and $18,499 in all other compensation.

There are no arrangements or understandings between Mr. Katekovich and any other person pursuant to which he was appointed to serve as Vice President, Commercial and Corporate Strategy of the General Partner. The Partnership and the General Partner are not aware of any transactions or existing relationships in which Mr. Katekovich has a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K other than as set forth herein, and are not aware of any family relationship between Mr. Katekovich and the General Partner’s executive officers, directors or any person nominated to become a director or executive officer of the General Partner that would require disclosure under Item 401(d) of Regulation S-K. No material plan, contract, or arrangement was entered into or materially amended by the Partnership or the General Partner in connection with Mr. Katekovich’s appointment, and there was no grant or award made by the Partnership or the General Partner to Mr. Katekovich or modification thereto under any such plan, contract, or arrangement in connection with his appointment.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit Number	Description
10.1
First Amendment to Credit Agreement, dated as of February 28, 2020, among Ciner Wyoming LLC, as borrower, PNC, as administrative agent, swing line lender and L/C issuer, and the Company Lenders party thereto.

10.2
First Amendment to Credit Agreement, dated as of February 28, 2020, among Ciner Resources LP, as borrower, PNC, as administrative agent, swing line lender and L/C issuer, and the Partnership Lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: March 2, 2020

CINER RESOURCES LP

By:	Ciner Resource Partners LLC, its General Partner

By:	/s/ Marla E. Nicholson
Marla E. Nicholson Vice President, General Counsel and Secretary